UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Freshpet, Inc.
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EXPLANATORY NOTE

The following materials supplement the Definitive Proxy Statement filed by Freshpet, Inc. (the “Company”) with the Securities and Exchange Commission on August 14, 2020. Beginning on August 14, 2020, these materials are being published to the investor relations section of the Company’s website and being provided to certain stockholders in connection with the solicitation of proxies for the Company’s 2020 Annual Meeting of Stockholders to be held on September 24, 2020.

Freshpet, Inc. Launches Multi-Year Corporate Governance Plan

Secaucus, N.J., August 14, 2020 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today launched a multi-year plan to enhance its corporate governance practices, as described in detail in the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) in connection with Freshpet’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”).

“Our commitment to good governance – which we believe is fundamental to advance Freshpet’s environmental, social and governance (“ESG”) practices – mirrors our commitment to Pets, People and the Planet that have been at the core of our Company since its founding,” said Billy Cyr, CEO of Freshpet. “Based on engagement with our shareholders, our Board and management believe that now is the time for Freshpet to initiate a step-by-step process to evolve from the governance practices of the small cap, private equity-backed company that went public in 2014 to the governance practices our shareholders would expect of a company with $1 billion in net sales and  a broad,  sophisticated investor base by 2025.  Our governance enhancements will match the increasing scale and complexity of the Company with a deliberate series of steps that will ultimately result in the governance practices of a fully mature company.”

“Through our direct dialogue with our shareholders, the Board received feedback that they would like to see Freshpet evolve its corporate governance practices commensurate to its long-term business goals, and want greater access to information about how companies like Freshpet are linking purpose with profit,” said Charles A. Norris, Chairman of the Board. “Our culture and history of corporate responsibility make it a natural decision by the Board to enhance Freshpet’s corporate governance practices at this time as a part of our endeavor to increase transparency on Freshpet’s ESG practices and activities, which the Board and management believe are intrinsically tied to how we create long-term value for our shareholders and stakeholders.”

Highlights from Freshpet’s Commitment to Good Corporate Governance as described in the 2020 Proxy Statement are as follows:

2020 Proposal to Shareholders and Board Action
Board Proposal to Eliminate All Supermajority Voting Provisions from our Certificate of Incorporation
In this year’s Proxy Statement, our Board has submitted a proposal to be voted on by shareholders to eliminate all of the supermajority voting provisions from the Company’s Certificate of Incorporation.

Planned Future Proposals and Board Actions
Director Resignation Policy
After this year’s Annual Meeting and contingent upon the shareholders’ approval of the Supermajority Voting Removal Proposal, the Board plans to adopt a policy that any incumbent nominee for director who does not receive the affirmative vote of a majority of the votes cast in any uncontested election must promptly offer to resign. The Nominating and Corporate Governance Committee will make a recommendation on the offer and the Board will decide whether to accept or reject the offer.

Majority Voting Standard for Director Elections
Before the Company’s 2021 Annual Meeting, the Board plans to amend our Bylaws to implement a majority voting standard for director elections in uncontested elections and a plurality voting standard in contested elections.

Our current Bylaws provide for a plurality voting standard.

Director Retirement Policy
Before the Company’s 2021 Annual Meeting, our Board plans to adopt a director retirement policy that will provide that non-employee directors may not stand for re-election to the Board after reaching age 75.

Board Proposal to Declassify the Board of Directors
In the Company’s 2021 Proxy Statement, our Board plans to submit a proposal to be voted on by stockholders to fully declassify the Board by 2025. Our Certificate of Incorporation currently divides our Board into three classes, with one class being elected each year.

Proxy Access
Before the Company’s 2022 Annual Meeting, the Board plans to amend the Company’s Bylaws incorporating a provision to permit a stockholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding common stock for three years, to nominate a certain percentage of the directors for the Company’s Board.

Stockholder Right to Call a Special Meeting	In the Company’s 2022 Proxy Statement, our Board plans to submit a proposal to be voted on by stockholders at the 2022 Annual Meeting to allow stockholders the ability to call special meetings.

Forward-Looking Statements

Certain of the Company’s statements in this release, including future corporate governance changes, are “forward-looking statements” within the meaning of applicable securities laws and regulations. Such forward-looking statements are based on the current expectations of the Company’s management and Board of Directors and are not guarantees of future performance, results or outcomes. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. For example, the Company may not receive the requisite approval to carry out some of its expected initiatives or the Company’s Board of Directors may abandon or change some or all of its plans with respect to such initiatives. Such forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update such forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

CONTACT
ICR
Katie Turner
646-277-1228
katie.turner@icrinc.com

 ESG Evolution Report

 OUR GOAL IS TO CHANGE THE WAY PEOPLE FEED THEIR PETS FOREVERWe’re a team of dog-obsessed, cat-crazy pet parents who live and work alongside our four-legged best friends. We’re united by a passion for pets and a mission to give them the best pet food possible for a happy, healthy, and long life. Doing right by pets, people, and the planet every step of the way from farm to fridge is part of who we are. Whether it’s carefully sourcing the ingredients we use or taking extra steps to ensure the highest quality in our kitchens, we run our business with integrity, transparency, and social responsibility.It’s amazing what can happen when you start completely fresh!  SCOTT MORRISCO-FOUNDERPRESIDENT  Cathal WalshCO-FOUNDERMANAGING DIRECTOR EUROPE  Real, fresh food that nourishes our pets as much as they nourish us.

TABLE OF CONTENTS

1. OVERVIEW

- Forward Looking Statements & Non-GAAP Measures
- Letter from Our BoD
- Letter from Our CEO
- Company Milestones
- Business Pillars
- Operating Principles
- Long-Term Strategy: Path to 2025

2. PETS | OUR FOOD & GIVING BACK

- Product Offerings
- Evolution of Pet Food
- Freshpet Difference
- What Customers Think
- Giving Back

3. PEOPLE | THE FRESHPET FAMILY

- Cultural Values
- Employee motivation & Incentivization
- Diversity and Inclusion
- Adapting to COVID-19

4. PLANET | FRESHPET SUSTAINABILITY

- Minimizing the Impact of our Kitchens
- Reducing Chiller CO^2 Footprint
- Carbon Offset Plan
- Natures Fresh

5. GOVERNANCE & LEADERSHIP

- Our Leaders
- Leadership Growth
- Our Board
- Risks, Sustainability & Ethics
- Executive Compensation
- Long-Term Strategy
- Decentralization of Stock Ownership
- Long-Term Value Creation

   Overview  1

 Non-GAAP MeasuresFreshpet uses certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA as a % of net sales, Adjusted Gross Profit, Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin), Adjusted SG&A and Adjusted SG&A as a % of net sales. These non-GAAP financial measures should be considered as supplements to GAAP reported measures, should not be considered replacements for, or superior to, GAAP measures and may not be comparable to similarly named measures used by other companies. Freshpet defines EBITDA as net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA as EBITDA plus gain (loss) on disposal of equipment, plant start-up expenses, non-cash share-based compensation, launch expense, fees related to equity offerings, COVID-19 expenses, and fees associated with due diligence of new enterprise resource planning (“ERP”) software.Freshpet defines Adjusted Gross Profit as gross profit before non-cash depreciation expense, plant start-up costs, COVID-19 expenses and non-cash share-based compensation, and Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, launch expense, gain (loss) on disposal of equipment, fees related to equity offerings, and fees associated with due diligence of new ERP software.Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Non-GAAP financial measures are shown as supplemental disclosures in this presentation because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. Adjusted EBITDA is also an important component of internal budgeting and setting management compensation. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Certain of these measures present the company’s guidance for fiscal year 2020 and beyond, for which the Company has not yet completed its internal or external audit procedures. The Company does not provide guidance for the most directly comparable GAAP measure and similarly cannot provide a reconciliation to such measure without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.    Forward Looking Statements & Non-GAAP Measures  Forward-Looking StatementsCertain statements in this presentation constitute “forward-looking” statements, such as statements related to the future impact of the novel coronavirus (“COVID-19”), the future progress of our Freshpet Kitchens expansion, future governance changes, our growth potential and plans, our projected or targeted operating results, and our expectations regarding the Company’s future operating and economic environment. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. For example, the Company may not receive the requisite approval to carry out some of its expected corporate governance initiatives or the Company’s Board of Directors may abandon or change some or all of its plans with respect to such initiatives. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this presentation. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.  OVERVIEWLOOKING FORWARD / NON-GAAP MEASURES

   Our Governance of Sustainability Is a Part of Board’s Oversight of Long-Term StrategyWe believe good governance at all levels is necessary to drive corporate responsibility, which in turn enhances the long-term interests of our shareholders and strengthens Board and management accountability. As a part of our primary duty overseeing the Company’s corporate strategy, your Board of Directors also oversees how ESG issues may impact the long-term interests of our shareholders and stakeholders. We believe corporate responsibility is the responsibility of each and every employee, not just senior management, because a commitment to responsibility must govern our actions at every level of Freshpet in order to achieve operational excellence.As a part of this effort, the Board oversees the management team’s efforts fulfilling responsibilities relating to sustainability and corporate social responsibility, particularly those that may affect the shareholders and stakeholders of our company, and the communities in which we operate: “Pets. People. Planet.” Your Board monitors Freshpet’s ESG practices as part of overseeing our corporate strategy and our enterprise risk management program. We believe that environmentally and socially responsible operating practices go hand-in-hand with generating value for our shareholders, being good neighbors within our communities, being a good employer to our employees, and most importantly, providing health, happiness and well-being for our most important stakeholders: our pets and their pet parents.At the management level, Freshpet maintains a sustainability working group consisting of dedicated internal resources and external advisors to address ESG factors that are material to our business. Our sustainability working group evaluated potential ESG risks and opportunities relevant for our company based on the views held by our shareholders, leading ESG frameworks, and ESG rating agencies. In this endeavor, we carefully considered ESG frameworks established by the Sustainability Accounting Standard Board (“SASB”) and the Task Force on Climate-related Disclosures (“TCFD”) to evaluate our practices. These frameworks have guided our efforts to date as a young Company, and we expect to provide more data about our performance against relevant standards in future reports.Board of Directors, Freshpet  A Letter from the Board of Directors

   At Freshpet, we strive to provide fresh, real foods that pets love and help them live healthier lives. We are a young company. Freshpet was started in 2006 and went public in 2014. Our net sales in our most recently completed fiscal year were only $246 million in a $30 billion category. But we are one of the fastest growing pet food companies – doubling in size almost every three years since our founding -- and aspire to have 8 million households serving Freshpet by 2025. Though we are a young company, our founders built in many of the most important environmental and social principles from the very beginning, as we are committed to doing business the right way. We are focused on “Pets. People. Planet.” and have been since the very beginning. In this report, you will read about how we bring that to life every day and the significant results we have delivered. For example, you will learn:Pets: By offering the most wholesome and nutritional foods for our pets, Freshpet endeavors to strengthen the bond between pet parents and their pets. We have also donated over 8,000,000 meals to feed shelter pets waiting to find their forever homes. People: Every single Freshpet employee receives an annual grant of Freshpet restricted stock. You will also learn about the great lengths we have gone to protect our team members during the current coronavirus crisis.Planet: Our Freshpet Kitchens are landfill-free and wind-powered. And, we have an extensive program to offset other carbon emissions generated by our business activity. In the pursuit of our mission and our goal of changing the way people nourish their pets forever, we are led by the passion and vision of two of our co-founders (COO Scott Morris and Managing Director of International Cathal Walsh), and are guided by a highly capable Board of Directors who oversee how our environmental, social and governance (“ESG”) performance impacts the long-term interests of our shareholders, investors and community. As a young company, we face unique challenges and opportunities. We strive to maintain our entrepreneurial culture while aspiring to adopt best-in-class governance practices. This requires a deep understanding of what makes Freshpet unique – and protecting those qualities, identifying the right time in our growth curve to implement practices more commonly found in more mature companies, and being responsive to the shareholders who support our long-term mission. In this report, you will learn about our Board’s progress against those goals, including:Board Composition: In the past two years, our Board initiated a Board refresh designed to replace the predominantly financially oriented team that got the company off the ground with a more diverse Board – including adding three women with backgrounds in retailing, media and general management. Compensation: In addition to extending our equity program to every team member, our Board focused our top four leaders on long-term (4 year) goals for the vast majority of their compensation opportunity. Since implementing that plan, the market cap of the Company has grown 8x in a little over three years.Strategic Planning: Our Board recently approved a 5-year plan for Freshpet that is designed to lead to a more than tripling of the business, an increase in employees from ~400 to ~1,000, and the investment of more than $700 million in capital. This plan was shared with investors in February and was followed by an equity offering designed to support that plan. Both the  A LETTER FROMOUR CEO plan and the equity offering were well-received by the market and the stock has traded at a significant premium as a result. Ethics & Integrity: Our core values of integrity and accountability guide us in our day-to-day business activities. Freshpet’s goal is to maintain and strengthen its reputation for honest, ethical conduct while becoming a leading pet products company in the marketplace. To ensure our business is conducted responsibly with honesty, integrity, accountability and in compliance with applicable laws, the Board oversees the compliance of our Code of Ethics that applies to every director, officer and employee.Leadership: Recognizing the changing skills needed for the various stages of growth of a young company, the Board has focused on continually adding the necessary management talent to accomplish the tasks ahead of us. I was hired almost four years ago to take the company through its rapid scaling phase – leveraging my previous experience with larger businesses with a similar geographic and customer footprint. In the past three years, we have also added key leaders in Manufacturing, R&D, Sales, Quality and are now in the midst of a well-planned CFO transition. We believe that having a strong Board with deep insight into our business has been – and will continue to be – essential to achieving our goals during our formative years. We are keenly aware that some of our governance practices (i.e. staggered Board, super-majority voting rights, and large, multi-year equity grants) are not typical in more mature companies. But we believe that they are important at this early stage in our Company’s growth phase, as the Board and management are focused on delivering exceptional results for our consumers, customers, investors, employees, suppliers and communities. We fully intend to adopt more conventional governance practices as the company grows into a larger and more mature company. Until then, though, our Board believes that the constancy of purpose and in-depth understanding of our mission, capabilities, aspirations and needs are best served by the governance practices we have in place today. Finally, one of our most important operating practices is transparency and the willingness to engage others on our vision, mission and methods. We do this by producing some of the most in-depth and data-based presentations for our investors so that they know what drives our success – not just the results of our efforts. Our top 3 leaders (CEO, COO and CFO), as well as representatives from our Board, frequently engage our investors on these metrics. We invite our investors to tour our Kitchens so that they can see how what we do is so different than the way others operate. We hope to bring that same transparency to ESG and that is why we are producing this report and why we like to meet with our stakeholders to understand their expectations and how we can evolve to better serve the wide range of stakeholders who support our mission.To that end, I encourage you to reach out to me with your thoughts. And you should expect that we might call upon you in the coming months. Thank you for your interest in Freshpet and we look forward to hearing your thoughts.Billy CyrFreshpet CEO  OVERVIEWLETTER FROM OUR CEO

   FRESHPET MILESTONES            ‘06          ‘10  ‘13  ‘14  ‘15  ‘19      • Freshpet founded withcommitment to re-inventingpet nutrition and enrichingthe lives of all involved.  • 5,000 stores• Launched first TV campaign• Partnership with Mid Ocean  • 10,000+ Chillers• New kitchen constructionand production begins  IPO  • 15,000+ Chillers• Kitchen expansion• Kitchens become wind powered  • 20,000+ chillers• Kitchens 2.0 ground breaking• Pets People Planet teams formed    • LaunchedFeed Growth strategy• Billy Cyr (CEO)joins the team    $100 MM+Net Sales  $200 MM+Net Sales  $300 MM+Net Sales(projected)  Heather Pomerantzjoins the team as CFO, effective 10/1/20  $1B+ Net Sales(targeted)  ‘16  ‘20  ‘25    • Kitchens 3.0 Announced • Raised capital through equity offering

A DIFFICULT BUSINESS TO REPLICATE



DIFFERENTIATED
Innovative forms, technologies, and appearance

HIGH BRAND LOYALTY
Alignment with deep pet parent emotional motivations



freshpet

FRESHPET FRIDGE
Branded, company-owned real estate



TECHNICAL KNOWLEDGE
PRODUCT PERFORMANCE
PRODUCTION SCALE
freshpet
BRAND EQUITY
DISTRIBUTION SCALE
FRIDGE PLACEMENTS



MANUFACTURING
Proprietary technology, processes, and infrastructure

SUPPLY CHAIN
Only refrigerated pet food network in North America

RETAILER PARTNERS
Delivers benefits in traffic, frequency and retailer margins

OVERVIEW
BUSINESS PILLARS

 pets.  people.  planet.  Deliver fresh healthy food and nourish the human animal bond — we live longer healthier lives together consistent quality generating industry leading consumer satisfaction  Ensure that all the people that touch our company are better in some way Build a great team and culture   Working to minimize our CO2 output,and develop carbon offsets to achieve carbon neutrality    OPERATING PRINCIPLESImproving the lives of pets and people while being kind to our planet.  OVERVIEWOPERATING PRINCIPLES

   Long-Term Strategy: Path to 2025   5 Million more Freshpet households by 2025$1 billion in net sales — and still growing 20+% (target)~25% Adj. EBITDA margins (target)  OVERVIEWLONG TERM STRATEGY

   Pets | Our Food & Giving Back  2

   We fundamentally believe that Freshpet has the potential to change the way people feed their pets . . . forever.We do this by satisfying the human desire to nurture our pets to the best of our ability — providing the freshest, most wholesome foods that are appreciated by pets and enhance their well being.We do all of this in ways that demonstrate respect and appreciation for our pets, our people and the planet.  FRESHPET STRIVES TO STRENGTHEN THE BOND BETWEEN HUMANS AND OUR PETS SO THAT BOTH OF US LIVE BETTER LIVES  PETSHUMAN PET BOND

CONSUMER ATTITUDINAL SEGMENTATION STUDY

has lead us to multiple brands with distinct consumer appeal and recipes

FRESHPET SELECT

We make our pet food using only fresh, whole, high-quality ingredients delivered to our kitchen daily.

Cat + Dog offerings



freshpet
fresh from the kitchen
freshpet
SELECT

FRESHPET VITAL

Vital recipes are 100% non GMO, all-natural, and are made in the USA. We also offer grain free and chicken free choices for pups with special diets.

Cat + Dog offerings



VITAL
GRAIN FREE
BEEF RECIPE WITH LAMB
BEEF & BISON RECIPE
VITAL
GRAIN FREE

NATURE'S FRESH

A fresh approach to holistic nutrition. Thoughtfully prepared, made of carefully selected and locally sourced ingredients including Animal Welfare Certified chicken and turkey.

Cat + Dog offerings



REAL FOOD
FRESH FROM THE FRIDGE
NATURE'S FRESH
NATURE'S FRESH

HOMESTYLE CREATIONS

Our line of custom dog food recipes that allow you to mix-and-match 100% natural, nutritious dishes that will keep your dog excited for every new dish.



freshpet
HOMESTYLE Creations
NATURAL CHICKEN RECIPE
freshpet
HOMESTYLE Creations
NATURAL BEEF RECIPE

PETS
PRODUCT OFFERINGS

   PETSEVOLUTION OF PET FOOD      The HUMANIZATION of petS drives 85 years of pet food evolution              PET FOOD = WHAT WE EAT  DAWN OF COMMERCIAL PET FOOD  BIRTH OF SUPER PREMIUM  ULTRA PREMIUM  SIMPLE REAL FOODS

FRESHPET'S LOW IMPACT COOKING PROCESS AND HIGH QUALITY INGREDIENTS,

result in a more nutritious and palatable dog food.

IT STARTS WITH OUR FOOD.

- Fresh
- Less processed
- Natural
- No Preservatives
- Non-GMO
- No raw ingredients from China

Average Amino Acid Bioavailability*


79.0%
84.2%
89.2%
Chicken Meal (Dry Kibble)
Retort Chicken (Wet Canned)
Steamed Chicken (Freshpet)

With Industry Leading Palatability, Dogs **OVERWHELMINGLY** prefer Freshpet.**


23.4%
Prefer Competition
76.6
Prefer Freshpet

Average preference score for 6 major dog food brands compared to Freshpet

*Average bioavailability after processing across 11 amino acids Arginine, Histidine, Isoleucine, Leucine, Lysine, Methionine, Cysteine, Phenylalanine, Threonine, Tryptophan, Valine.
University of Illinois protein bioavailability analysis of various cooking methods: J. Anim. Sci. 2019.97-998-1009 doi: 10.1093/jas/sky461 **Freshpet palatability study vs 6 major pet food brands

PETS
FRESHPET DIFFERENCE

   PETSFRESHPET DIFFERENCE        Freshpet Delivers a Noticeable Difference in Pets’ Well-Being  82% of consumers report that Freshpet makes a difference in their pet’s health.  Source: Freshpet Visible Difference Study 2018 n= 202    18%  82%

FRESHPET'S IMPACT ON PET HEALTH IS REAL:

Pet Parents Provide Powerful Testimonials



600+
TESTIMONIALS / YEAR



"Our 11 year old boxer was diagnosed with Cushing disease 2 years ago. In May of 2019 Amber stopped eating - she didn't even want water. I saw your commercial and we decided on Freshpet Select for her to try!! **Oh my gosh... what a difference she's back to eating and drinking and isn't as lethargic.** Thank you sooo much...we love Freshpet."

Amber

REAL REVIEW FROM FRESHPET.COM

"Thank you for creating awesome food for our fur babies! My 7-month mini Schnauzer is a picky eater and I changed her food a handful of times and nothing seemed to work. I thought all hope was lost until I found VITAL® GRAIN FREE SMALL BREED CHICKEN RECIPE. **I can tell she is so much more energetic and her coat is a lot softer/shinier.** She will never go back to boring kibble. Sincerely, A Happy Dog Mom."

Nala V.

REAL REVIEW FROM FRESHPET.COM

PETS
WHAT CUSTOMERS THINK

   LIVING BETTER. TOGETHER.  We’ve donated more than 8 million fresh meals. Bringing joy through our nourishing food to orphaned or abandoned dogs and cats until they are adopted. We partner with shelters and rescues to increase their visibility and provide the pets in their care with the food and resources they need until they find their forever homes. This is how we’re helping pets live their healthiest, happiest, most tail wagging filled lives.  4 Paws for Ability believes every child & veteran should be included in all aspects of their community,regardless of disability. Freshpet is proud to sponsor 4 Paws for Ability as they enrich the lives of children and veterans with disabilities and their families by placing quality, task trained service dogs. Donated Freshpet food and treats ensure all 4 Paws dogs are healthy and ready for a life of faithful service and companionship.  PETSGIVING BACK

   3    People | The Freshpet Family

       Passion & Tenacity  Pursue our missionwith vigor      Operate from truth  Think, act, and speakfrom truth        Make sureeveryone Wins  In our daily work and witha focus on sustainability/ triple bottom          CULTURAL VALUES    Do the Right Things  Make decisions &interact with a solidmoral compass      Innovative &Entrepreneurial  Think big & stay small,take smart risks    PEOPLECULTURAL VALUES

EMPLOYEE NET PROMOTER SCORE: 8.3

90th PERCENTILE & IMPROVING EACH YEAR

~97% ANNUAL RETENTION RATE & **36 EMPLOYEES** WITH **10+ YEARS** OF TENURE

WEALTH CREATION

- Industry leading compensation
- Stock compensation for everyone
- 401k matching for everyone
- New in 2020: 401k plan now includes ESG fund offering broad exposure to companies that meet the Calvert Principles for Responsible Investment

TOP NOTCH HEALTH CARE

- Everyone is offered same health plan
- Benefits in top 5% of plans

POPULAR PERKS

- Free Freshpet
- Free healthy snack break room
- Free catered employee lunches
- Available pet health insurance



PEOPLE
EMPLOYEE BENEFITS

EMPLOYEE MOTIVATION AND INCENTIVIZATION

Peer Group Selection	Significant Portion as Equity	Long-Term Goal Setting	Encouraging Teamwork	Incenting Sales Growth	Demanding Quality

EQUITY & LONG- TERM FOCUS

- Executive compensation is linked to performance against long-term goals for 2020 and 2025
- All salaried employees are shareholders and receive equity grants annually
- Hourly employees are granted equity to differentiate Freshpet as an employer of choice
- The Compensation Committee annually identifies "One-of-a-Kind Talent" and provides significant multi-year equity grants to ensure retention of unique talent who are below officer level
- The Compensation Committee annually identifies top development talent, based on potential and in balance with ethnic and gender diversity, and provides significant multi-year equity grants to ensure development of Freshpet's most promising talent

GOAL SETTING & TEAMWORK

- All salaried employees are part of one bonus plan with common goals, encouraging teamwork across the organization. The plan is structured to incent sales growth in concert with profitability.
- Plant Incentive Program (PIP): All Bethlehem Production / Operations Team Members are eligible for a quarterly bonus based on attaining stated Key Performance Indicators for the Plant (such as Quality, Safety, and Sanitation), keeping everyone focused on the same key goals.

RECOGNIZING THE VALUE OF OUR PEOPLE

- Safety is engrained in our culture
- Pet ownership is celebrated. Corporate employees take dogs to work. Dog & Cat food is provided to employees. Pet Insurance is included in our benefits.
- Free healthy snack room and catered employee lunches
- A competitive benefits package is offered to all employees and is the same for all across the organization

PEOPLE
EMPLOYEE MOTIVATION & INCENTIVIZATION

   At Freshpet, we believe that a diverse workforce is essential to our continued success, and we strive to maintain a diverse and inclusive workforce at all levels. By building an inclusive workplace environment, we seek to leverage the talent, diversity of insights, and ideas of our employees. To demonstrate our commitment to our employees who are the foundation of our success, we uphold fair and consistent policies that respect cultural differences and diversity of different kinds.Our workforce reflects diverse ethnic, race, age, and cultural backgrounds. Our Board composition also reflects a commitment to diversity. Our recent board refresh focused on adding racial and gender diversity, with the most recent members to join being women. Three out of ten independent directors on our Board are women.The Nominating and Corporate Governance Committee of our Board reviews succession planning annually and includes deliberate discussion of the ethnic and gender diversity development of our organization.Our corporate training includes policies on diversity, equal opportunity, stockholder rights, worker’s rights, non-discrimination and non-harassment, and the inclusive culture at Freshpet serves as a resource to our business to attract, engage and retain our diverse talent.  To prioritize expanding the diversity of the senior management, the Board and management have deliberately sought diverse candidates when seeking to fill senior executive appointments.We asked a third-party recruiting firm to ensure that women and ethnically diverse candidates were well represented in their proposed candidate pool. As a result, three of the four final candidates to serve as successor Chief Financial Officer (“CFO”) role were women or ethnically diverse. Out of this process, we were extremely pleased to welcome Ms. Heather Pomerantz, who will become our CFO on October 1, 2020.Out of this process, Freshpet also recently promoted women to Senior Vice President of Marketing, Director of Quality, Director of Production Planning and Research & Development Manager, the last of whom is also African-American.With our proactive and deliberate focus on diversity, our aspiration is to not only reflect the diversity of the communities in which we operate, but hopefully and eventually exceed industry norms in our diversity and inclusion efforts, from the most senior levels on down.  Case study: freshpet’s commitmentTo diversity in senior management  Diversity & inclusion  Focus on Diversity & inclusion  PEOPLEDIVERSITY & INCLUSION

#1 PRIORITY: PROTECTING OUR TEAM AND THE COMMUNITIES WE SERVE WHILE DELIVERING FOOD TO OUR PET PARENTS

Wellness check:
Third-party nurse

Deep cleaning:
Expert "deep cleaning" of Kitchens' break/ meeting areas

Social distancing:
6ft/2M
Tripled size of break / meeting areas

Masks Required:
Required use by all team members

Air filtration:
Increased air filtration and system upgrades

Staggered Shifts:
To avoid a concentration of team members

Personal Sanitation:
At doors and in meeting room sanitation

Suspended absenteeism policy:
To encourage people to stay home if needed

Quarantine with pay:
Followed or exceeded all CDC and FDA guidelines

Quarterly incentive:
Quarterly incentive based on Q1 performance on quality, safety, productivity

Incremental Cash bonus:
$500 after tax bonus for all Kitchens' team members in April

Restaurant gift cards:
$50 gift cards to local restaurants 2x month, helping the community and our team

Gift baskets to teams families:
Game / movie night + stay safe initiatives + masks for family + bulk food

PEOPLE
ADAPTING TO COVID-19

freshpet

FRESHPET'S STRONG BUSINESS RESULTS PROVE ITS RESILIENCY IN THE FACE OF A CHALLENGING BUSINESS ENVIRONMENT

FRESHPET HAS THE ABILITY TO DELIVER STRONG RESULTS DESPITE THE CURRENT EXTERNAL CHALLENGES

Growth model is less dependent on retailer activity than most: While retailers are struggling to keep pace with challenging conditions, Freshpet does not rely on trade promotion or discounting to generate trial or repeat. Installed fridge base can support a much larger business through increased velocity.

Growth is driven by advertising: Advertising drives 80+% of our growth. Media rates are low and viewership is high.

Consumer demand is not fickle: Pet food consumption is very consistent and pet parents are reluctant to change brands. Freshpet users are loyal. This provides a steady source of demand.

Strong balance sheet: The Company has strong liquidity following the strategic equity offering and debt refinancing in early 2020.

Essential business: Freshpet is considered an essential business at the federal level and in all states where we have operations and is thus able to continue operating

On-trend brand and category: Increased awareness of the role pets play in our families and a desire to nurture them in the best possible way

PEOPLE
ADAPTING TO COVID-19

   4    Planet | Sustainability Initiatives

MINIMIZING OUR MANUFACTURING IMPACT

We're taking big steps to reduce the impact we have on the planet, starting with the Freshpet Kitchens. Key protein ingredients are sourced from within 200 miles of our land-fill free, wind-powered kitchens*, and food leaving the kitchen is sent using SmartWay trucks.

The Kitchens' water supply is responsibly sourced from Bethlehem's Penn Forest reservoir while Kitchens 2.0 features rainwater capture for landscape irrigation. We are nearing completion of the on-site wastewater treatment facility to help reduce our burden on municipal facilities. Solid organic waste removed by the system converted to energy via anaerobic digestion at one of our partner sites.

Looking towards the future, we have partnered with 3 Degrees to analyze our carbon footprint and develop a roadmap to neutrality.

3Degrees™


landfill free
powered by wind*
rainwater capture for irrigation
freshpet

*All of the Kitchen's electricity purchased from the grid is matched with Renewable Energy Credits (RECs) from a wind farms throughout the U.S. These Renewable Energy Credits support the development of wind farms as a viable business and help prevent CO2 emissions.

PLANET
MANUFACTURING IMPACT

FRESHPET CHILLERS HAVE BECOME **7.5X MORE EFFICIENT** than in 2014

POWERED BY 100% WIND ENERGY
CHILLER ELECTRIC USAGE IS MATCHED WITH US WIND ENERGY

With 22,000+ installations around the world, reducing the environmental impact of Freshpet's chillers is a top priority. Our partnership with True Manufacturing has allowed us to field chillers that are 7.5x more efficient than just 5 years ago. thanks to LED lighting, new refrigerants, and more efficient compressor designs. Additionally, these units are easier to shop and hold a larger assortment than previous models.

In a major commitment to minimizing the impact of our Scope 3 Emissions, all Freshpet chillers are powered by US wind energy using Renewable Energy Credits beginning January 1, 2020.

41.3 LBS / DAY

KWH/ DAY: 26.5
REFRIGERANT TYPE: R134a
GWP: 1,430



Freshpet
Natural. No Preservatives. Gently Cooked.
Each Pound of Freshpet® Select Contains

2014 AHT XL Slim Open Air



REAL FOOD FRESH FROM THE FRIDGE
freshpet

2019 TVM 48sl VM 01

5.5 LBS / DAY

KWH/ DAY: 3.5
REFRIGERANT TYPE: R290
GWP: 3
natural refrigerant.

PLANET
REDUCING CHILLER CO2 FOOTPRINT

INTEGRITY IN SUPPLY CHAIN IMPACT ON ENVIRONMENT


FRESH
PET FOOD

Freshpet products are made with natural and fresh ingredients including meat, vegetables, fruits, whole grains, vitamins and minerals.

Over 60% of our raw ingredients are sourced locally from within a 200 mile radius of the Freshpet kitchens, and 96% are from North America.

LOCAL SOURCING ENSURES:

- Most efficient use of resources in transporting the ingredients
- Well-being of the communities we operate in
- Reduction of damage and waste in transit
- Integrity of labor practices and environmental standards that are consistent with Freshpet's high standards (we do not source raw ingredients from China)



PLANET
SUPPLY CHAIN INTEGRITY

FRESHPET KITCHENS
WASTEWATER TREATMENT FACILITY

We consider water to be one or our most valuable natural resources and are committed to minimizing our impact on the local water supply.

The newly constructed Freshpet Kitchens wastewater treatment facility will be operational in Q3 2020.
This 6,600 sq ft facility can process up to 200 gallons per minute and will help remove residual fines of meat, vegetables, and chemicals from our Kitchen's wastewater. Solids removed from wastewater are transported to Waste Management for anaerobic digestion to generate electricity.

The facility is anticipated to remove 100+ Tons of solids from wastewater in 2020 and generate an estimated 12,500 KWh of electricity.


Freshpet Wastewater Treatment Facility
Coming Q3 2020

110,000 gallon equalization tank



PLANET
WATER SUSTAINABILITY

FRESHPET KITCHENS 2.0
RAINWATER HARVESTING SYSTEM

Freshpet Kitchens 2.0 features a new rainwater harvesting system for landscape irrigation.

The underground reservoirs hold 427,541 gallons of rainwater that is used to irrigate 62,000 sq ft of landscaping including 123 trees planted in May 2020.

In addition to reducing our burden on the municipal water supplies, rainwater harvesting helps reduce stormwater runoff from the property. Reduced stormwater runoff helps minimize a storm's peak flow volume and velocity in local creeks, streams, and rivers, thereby reducing the potential for streambank erosion. The elimination of runoff can also reduce contamination of surface water with pesticides, sediment, metals, and fertilizers.

427,541 gallon reservoir holds rainwater for irrigation needs



Rooftop gutters feed water to reservoir



Pond A (front of building): 236,369 gallons of storage capacity
Pond B (back of building): 191,172 gallons of storage capacity.

PLANET
MANUFACTURING IMPACT

NATURE'S FRESH WILL BECOME FRESHPET'S **FIRST CARBON NEUTRAL PET FOOD BRAND**


REAL FOOD
FRESH FROM THE FRIDGE
freshpet
NATURE'S FRESH
GRAIN FREE
Chicken Recipe
NON GMO
CAT RECIPE
SMALL BREED
Beef Recipe

ANIMAL WELFARE CERTIFIED CertifiedGAP.org *

MSC www.msc.org *

POWERED BY 100% WIND ENERGY
CHILLER ELECTRIC USAGE IS MATCHED WITH US WIND ENERGY

CONSERVATION INTERNATIONAL

NATURE'S FRESH IS THE NATURAL CHANNEL'S BEST SELLING PET FOOD thanks to its uncompromising quality, superior palatability, and Animal Welfare Certified recipes.

Recent consumer research proved consumers are looking for Nature's Fresh to lead Freshpet's sustainability efforts.

In Q3 2020, Nature's Fresh will become Freshpet's first carbon neutral pet food brand using carbon offsets supplied by Conservation International.

*Our chicken and turkey proteins are Animal Welfare Certified. Our wild salmon and wild ocean whitefish come from MSC certified fisheries but most Freshpet's products do not qualify for MSC certification because they contain a mix of wild and farmed fish.

PLANET
NATURE'S FRESH

   Travel to meet with customers and suppliers is an integral part of our business. For air travel that we can not replace with video conferencing, we are partnering with Conservation International to purchase carbon offsets to absorb all CO2e emissions from Freshpet’s 2020 air travel.Conservation International is a global organization that empowers societies to responsibly and sustainably care for nature, global biodiversity, for the well-being of humanity. Freshpet is proud to be a partner in Conservation International’s Chyulu Hills project that helps sequester carbon while protecting biodiversity and providing clean water for local residents.  AIR TRAVELOFFSET PLAN  PLANETCARBON OFFSET PLAN

   Governance and Leadership  5

   SCOTT MORRISCO-FOUNDER / PRESIDENT        BILLY CYRCEO    HEATHER POMERANTZEVP FINANCE. | CFO eff. 10/1/20      Management Team Capable of Driving Through Growth Phases  GOVERNANCE AND LEADERSHIPOUR LEADERS                        Dick KASSARCFO | VICE-CHAIRMAN eff. 10/1/20

AS WE GROW, WE ADD **IMPORTANT SKILLS AND TALENT**

freshpet

	'06 - '10	'10 - '15	'15 - '19
INNOVATION	-----------	Lisa Barrette	Gerardo Perez Camargo & Team
FINANCE	Dick Kassar Steve Macchiaverna	Ivan Garcia	Heather Pomerantz Therese Joyce & Team
MANUFACTURING	Michael Hieger	Steve Weise	Lynn Bingham Willie Everett & Team
MARKETING	Scott Morris	Lisa Barrette John Speranza	-----------
FRIDGE TEAM	Cathal Walsh	Vladimir Vuka	-----------
SYSTEMS	Excel	-----------	Heather Pomerantz Frank Calandra
SALES	Tom Farina	Eddie Young	-----------
INTERNATIONAL	-----------	Cathal Walsh	Koen Christiaans
LEADERSHIP	Scott Morris Charlie Norris	Craig Steeneck Daryl Brewster Larry Cohen Walt George Robert King	Billy Cyr Olu Beck Dede Priest Jacki Kelley


FOUNDING TEAM OF 30

GOVERNANCE AND LEADERSHIP
LEADERSHIP GROWTH

MEET OUR BOARD OF DIRECTORS

Our board has a **strong foundation** and has evolved with our growth.
The board is well-structured **to support our long-term strategic goals.**

- ✓ An independent chairman who is not CEO
- ✓ 100% independent committees
- ✓ Various industry and financial experts
- ✓ Public company executives
- ✓ Average tenure of approximately 5 years

2006 FOUNDING
OUR FOUNDERS TEAM HAS A DEEP UNDERSTANDING OF THE BUSINESS
Charles A. Norris (Chairman)

1 former director retired (Christopher B. Harned)

2010 MIDOCEAN
NEW PRIVATE EQUITY BOARD MEMBERS
J David Basto (A)
Daryl J. Brewster (C)

2 former directors retired (Richard Thompson and Jonathan Marlow)

2014 IPO
ADDED FINANCIAL AND INDUSTRY EXPERTISE AS WE WENT PUBLIC
Lawrence S. Coben, Ph.D. (G)
Walter N. George III (G)
Robert C. King (C)*
Craig D. Steeneck (A)

2016 CEO TRANSITION
ADDED THE SKILLS TO SUPPORT RAPID, STRATEGIC SCALING
William B. Cyr (CEO)

2019 BOARD REFRESH
ADDED THREE WOMEN WITH BACKGROUNDS IN RETAILING, MEDIA AND GENERAL MANAGEMENT
Leta D. Priest (C)
Jacki S. Kelley (G)
Olu Beck (A)

Our governance & nomination committee completed a significant board refresh over the course of 2 years (2018-2019), meeting three primary objectives and strengthening our Board for the growth we anticipate.

The Board was reconstructed with:

- Greater gender diversity
- Increased racial diversity
- Deepened expertise in the areas of retail expertise, digital optimization and strategy

COMMITTEES: C – Compensation Committee G – Nominating & Governance Committee. A – Audit Committee

* On June 1, 2020, Mr. King notified the Board that he intends to resign from the Board, and all committees thereof, immediately following the Annual Meeting. Mr. King is resigning to accept an appointment as Chairman of Werner Co.

GOVERNANCE AND LEADERSHIP
OUR BOARD

FRESHPET NON-EXECUTIVE BOARD OF DIRECTORS* - HELPING TO SHAPE OUR FUTURE

CHARLES NORRIS



- Member and Chairman of our board since October 2006
- Serves as member of the board of Primo Water
- Previously served as Chairman of Glacier Water Services from 2001 to 2016

DARYL BREWSTER



- Member of our board since January 2011
- Since 2013, served as CEO of CECP - a coalition of chief executive officers from large cap companies focused on driving sustainable business

OLU BECK



- Member of our board since October 2019
- Over 25 years of executive and senior leadership experience in the consumer packaged goods industry
- Currently serves as an Advisory Board Member for several companies and an active investor

DEDE PRIEST



- Member of our board since September 2018
- Has over 30 years of executive and senior leadership experience in retail and the consumer packaged goods industries

CRAIG STEENECK



- Member of our board since November 2014
- Served as EVP and CFO of Pinnacle Foods from 2007 to 2019

DAVID BASTO



- Member of our board since December 2010
- Managing Director of The Carlyle Group
- Founding Partner of Broad Sky Partners

JACKIE KELLEY



- Member of our board since February 2019
- Has over 25 years of executive and leadership experience in the media & digital industries
- Currently serves as President & CCO of Dentsu, Inc

LAWRENCE COBEN



- Member of our board since November 2014
- Chairman of NRG Energy since February 2017
- Director of NRG since December 2003

WALT GEORGE



- Member of our board since November 2014
- President of G3 Consulting, a boutique advisory firm specializing in value creation in consumer product companies, which he founded in 2013

* Current director Robert King is not shown here. On June 1, 2020, Mr. King notified the Board that he intends to resign from the Board, and all committees thereof, immediately following the Annual Meeting. Mr. King is resigning to accept an appointment as Chairman of Werner Co.

   GOVERNANCE AND LEADERSHIPBoard Oversight: Risks, Sustainability & Ethics  As a part of its responsibility to oversee the strategic risks of Freshpet, the Board regularly reviews the Company’s significant risk exposures and how those exposures are managed. To effectively discharge these oversight responsibilities, the Board maintains three standing committees: Audit, Compensation and Nominating & Governance.Freshpet’s Board has direct oversight of material ESG risks, integrated within the Company’s enterprise risk management framework. The Board receives a formal annual review of the ESG program from management and also discusses various aspects of Freshpet’s ESG efforts at the opening of each Board meeting.To ensure our business is conducted responsibly with honesty, integrity, and in compliance with applicable laws, we established our Code of Ethics that applies to every director, officer and employee. All Freshpet employees are required to certify that they comply with the Code of Ethics and its related policies and programs. Non-exempt employees are required to sign upon hiring, and exempt employees recertify annually.Freshpet has a zero-tolerance policy for bribery and corruption. The Board established a robust Whistleblower Policy to set optimal procedures with regard to reports of concerns made by employees and other parties, and to protect whistleblowers against harassment or retaliation. The Whistleblower line is directed to our CEO and is reported to the Audit Committee quarterly. Freshpet did not receive any hotline inquiries in 2019.    BOARD OVERSIGHT OF RISKS, SUSTAINABILITY & ETHICS

SUSTAINABLE SHAREHOLDER VALUE CREATION: COMPENSATION DIRECTLY TIED TO LONG-TERM STRATEGY


freshpet
SELECT
FRESH

Freshpet's Compensation Committee of the Board designed the executive compensation program to incentivize our management team to achieve or exceed our strategic objectives over the long-run.

At the time of our 2014 IPO, MidOcean and Executive Directors & Officers combined to own over 50% of our shares. Since that time, ownership has become decentralized towards institutional investors in the market. In response, the Compensation Committee aligned executive compensation with Freshpet's long-term strategic goals in order to best align the interests of Freshpet executives with our shareholders' long-term interests and sustainable value creation.

- In 2016, the Compensation Committee aligned executive compensation to long-term goals for 2020 and the strategy to achieve them, with payout levels commensurate to achievement against these rigorous targets

- In 2020, the Compensation Committee will refresh executive compensation program with new goals to ensure alignment with 2025 goals and retention of key talent executing Freshpet's long-term strategy

GOVERNANCE AND LEADERSHIP
EXECUTIVE COMPENSATION

 With an increase in the share-based compensation pool of 700,000 shares, our dilution % is expected to increase slightly, but still well below the levels that we experienced in 2016.    Our Long-Term Compensation StrategyContributes to Growth and Value Creation  Pool Expansion #1  Equity Offering  Projected full dilution of 10.6% with an increase in the pool of 700,000 shares  Over time, the number of share-based compensation awards has continued to decrease as our stock price and market cap have increased.

BOARD OVERSIGHT OF LONG-TERM STRATEGY

Our Board focuses on long-term growth through oversight of strategic initiatives, long-term focus for executive compensation, and support of investments in our growth.

2006-2016

freshpet

- Authorized construction of Freshpet Kitchens, our manufacturing facility in Bethlehem, PA
- Took the company public in 2014, providing capital for growing fleet of Freshpet-owned fridges as well as manufacturing capacity expansion

2016-2020

Freshpet FEED THE GROWTH

- In 2016, aligned **on long term goals (for 2020)** and the strategy to achieve them, setting executive compensation to match
- Hired **new CEO**
- Completed multiple **Credit Facility modifications**
- At the expense of near term profits to support long term goals, continuously invested in **advertising and international** markets
- Authorized **Equity Grants to hourly** employees
- **Acquired land** for future manufacturing capability expansion to support additional capacity & diversified supply

2020-2025+

freshpet 2025 BY FEED THE GROWTH

- In 2020, aligned on **long term goals (for 2025) to ensure retention and alignment,** along with investments to support them
- Hired **new successor CFO**
- Refreshed the **organizational design**
- Implemented **long term capacity plan**
- Considered potential **competitors** and **emerging technologies** in the long-term strategic plan
- Completed equity offering and debt refinancing to support long term investments and growth

GOVERNANCE AND LEADERSHIP
BOARD OVERSIGHT: LONG-TERM STRATEGY

       Since our IPO, the number of shareholders together owning 50% of Freshpet stock has increased 4x   Decentralization of stock ownership  GOVERNANCE AND LEADERSHIPDecentralization of Stock Ownership  3    # of Shareholders TogetherOwning 50% at end of fiscal year  Ownership % of MidOcean + Freshpet Executive Team on the Record Date in that year’s Proxy Statement  2014  3  53%  2015  5  38%  2016  5  30%  2017  7  28%  2018  7  26%  2019  13  5%  # of Shareholders Over Time                        Ownership % of MidOcean and Freshpet Executive Directors & Officers has decreased since our IPO

OUR **JOURNEY** FROM A YOUNG COMPANY **TO CORPORATE MATURITY**

We are a young company in pursuit of sizable long-term goals.
We are rapidly growing insurgents who are disrupting the $30+ billion pet food industry by changing the way people feed their pets forever.

Challenges we face as a young company
- More volatile results (less profitable)
- Much larger, entrenched competitors
- Need to rapidly expand organization and upgrade systems
- Need to protect yet evolve the culture
- Management engaged in long-term value creation

We are investing & innovating
- Making significant long-term investments designed to expand capacity and broaden household penetration
- Investing heavily in new product innovation to expand our product advantage

Newly public and subject to market control
- Subject to short-term earnings targets
- Typically at this stage companies are privately funded

Freshpet as a mature organization
- A national supply chain presence
- Upgraded systems
- Established culture inclusive of newly hired talent as we expand
- A robust distribution network of Freshpet Fridges
- Greater expansion into international markets
- Comprise a greater share of the $30+ billion pet food industry


$0
$86
$130
$310
$1,000
2006
Founding
2014
IPO
2016
"Feed The Growth"
2020 (projected)
"5 by 2025"
2025 (targeted)
Corporate Maturity
Young
Mature

Amounts shown are Net Sales in $ millions

THE ROLE OF OUR BOARD IN OUR EVOLUTION: **GUIDANCE** TO **GOVERNANCE**

GUIDANCE

Our Board Structure Enables Strong **Guidance *as a Young Company***

At our early corporate life stage, our board is structured to protect and enhance our long-term value. As a young company, we require greater stability and support from our Board to buffer typical volatility and guide organizational transformation.

Since the founding of Freshpet, our Board has strategically planned its composition and evolution. We have a diverse and evolving Board designed to meet the needs of the Company at various life stages, including the most recent refresh in 2019.

Transformation to **Governance** Best Practices ***as we Reach Maturity***

While critical to our success as an early lifecycle company, the need for protections provided by our governance structure will diminish with our growth as we reach maturity. Our strategic governance transformation plan phases out these protections as we implement best practices. Under our governance transformation plan, by the time we reach corporate maturity, we will have best practices in place across key issues.

GOVERNANCE

Protections in Place:

In order to provide stability, the most significant protection that we have is our staggered board. Freshpet is typical of companies who benefit from a staggered board – we are YOUNG, PUBLIC, CAPITAL-INTENSIVE, and INNOVATING. These characteristics make a staggered board critical to our long-term success.

Other mechanisms include supermajority voting rights, plurality voting with no resignation, and protections against activists.

These Protections Enable our Board to Provide:

- Robust advising to management, providing managers the stability to focus on increasing long-term value of the company during our rapid growth.
- Insulation from short-term hostile threats or opportunistic challenges due to short term issues.
- Strong relationships with management and ability to help pace our expansion/growth.
- Deep understanding of: management's capabilities and needs, the Freshpet culture, business risk and opportunities.

YOUNG  Today  2020  2021  2022  2023 to 2025  MATURE  Independent chairman  Yes            Yes  Separate CEO & chair  Yes            Yes  No poison pill  Yes            Yes  Eliminate supermajority voting rights  75%    *        50%  Director resignation policy  No            Yes  Majority voting in uncontested elections  No (plurality)      *      Yes  Director retirement policy  No            Yes  Proxy access  No        *    Yes  Shareholder right to call special meeting  No        *    Yes  Declassified Board**  3 Year Terms      *      1 Year Terms      Governance Transformation Roadmap  * Proposals requiring shareholder action in that year’s Proxy Statement.** The Company expects to submit a stockholder proposal in 2021 to begin declassifying its board in 2023, with the board to be fully declassified by 2025.